Exhibit 99.1

Jaguar Animal Health Secures Debt Financing

San Francisco, CA (August 19, 2015) Jaguar Animal Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, announced today that it has obtained a senior secured term loan facility (the “Loan Facility”) for up to $8 million, subject to specified conditions, with Hercules Technology Growth Capital, Inc. The initial $6,000,000 of the Loan Facility was drawn on August 18, 2015. The Loan Agreement contains a minimum cash covenant of up to $4,500,000 which can be reduced or eliminated with the achievement of certain milestones. An additional $2 million is available contingent on further milestones, all as set forth in the Loan Facility.

The Company intends to use the loan proceeds to finance clinical activities, commercialization, and general working capital.

The Loan Facility has an initial term of approximately 36 months maturing on August 1, 2018, with an interest-only period through February 29, 2016, and amortized payments of principal and interest thereafter. The Company has an option to extend the maturity date to February 1, 2019 and the interest-only period through August 31, 2016 upon the satisfaction of certain performance milestones and the Company electing to borrow the additional $2,000,000 if available, all on the terms and conditions set forth in the Loan Agreement.

“We are pleased to complete this fundraising to support ongoing clinical activities for our potential drug candidates,” commented Lisa Conte, Jaguar’s President and CEO. “Most importantly, this financing extends our cash runway as we remain on track to bring our first prescription product for dogs with chemotherapy-induced diarrhea, Canalevia™, to market in early 2016, as well as expand our ongoing commercial opportunities with Neonorm.”

About Jaguar Animal Health, Inc.

Jaguar Animal Health, Inc. is an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals. Canalevia™ is Jaguar’s lead prescription drug product candidate for the treatment of various forms of watery diarrhea in dogs. Neonorm™ Calf is the Company’s lead non-prescription product. Canalevia is a canine-specific formulation of crofelemer, an active pharmaceutical ingredient isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm is a standardized botanical extract derived from the Croton lechleri tree. Canalevia and Neonorm are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has filed nine Investigational New Animal Drug applications, or INADs, with the FDA and intends to develop species-specific formulations of Neonorm in six additional target species, and formulations of Canalevia for cats, horses and dogs.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $5.4 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

For more information, please visit www.jaguaranimalhealth.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the anticipated launch of Canalevia in early 2016 and the possible expansion of ongoing commercial opportunities with Neonorm. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Source: Jaguar Animal Health, Inc.

Contact:

Garth Russell / Tram Bui

KCSA Strategic Communications

P: 212-896-1250 / 212-896-1290

grussell@kcsa.com / tbui@kcsa.com

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